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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              September 26, 1996

                        THE PROVIDENCE JOURNAL COMPANY
            (Exact name of registrant as specified in its charter)

          Delaware                       0-26928              05-0481966
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(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

 75 Fountain Street, Providence, R.I.                         02902-9985
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          (401) 277-7000
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Item 5. Other Events.
        ------------

        On September 26, 1996, the Registrant and A.H. Belo Corporation
("Belo") announced in a press release, attached hereto as Exhibit 99.1, that they have entered into a merger agreement providing for the Registrant to merge into a wholly-owned subsidiary of Belo. Under the terms of the proposed merger, in exchange for their shares of common stock of the Registrant, the stockholders of the Registrant may elect to receive either (i) cash, (ii) shares of Belo's Series A Common Stock or (iii) $12.33 in cash and 0.5333 of a share of Belo's Series A Common Stock, subject to certain value-equalization and proration mechanisms. The transaction is subject to certain conditions set forth in the Agreement and Plan of Merger, attached hereto as Exhibit 2.1 (the "Merger Agreement"), including approval by stockholders of both the Registrant and Belo. The description of the transaction contained in the press release is qualified in its entirety by reference to the Merger Agreement.

Item 7.

        (c) The following exhibits are filed with this report:

  Exhibit Number                           Description
  --------------                           -----------

        2.1                     Agreement and Plan of Merger dated as
                                of September 26, 1996.

       99.1                     Press Release of the Registrant and
                                Belo issued September 26, 1996.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE PROVIDENCE JOURNAL COMPANY

                                By: /s/ John L. Hammond
                                    ---------------------------
                                    Name:   John L. Hammond
                                    Title:  Vice President
                                            General Counsel and
                                            Chief Administrative
                                            Officer



Dated: September 27, 1996


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                                 EXHIBIT INDEX



Exhibit Number                                Description
- --------------                                -----------

     2.1 Agreement and Plan of Merger dated as of September 26, 1996.

    99.1 Press Release of the Registrant and Belo issued September 26, 1996.